Exhibit 4.6

Execution Copy

IVANHOE ELECTRIC INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of November 10, 2021, by and among IVANHOE ELECTRIC INC., a Delaware corporation (the “Company”), and CENTRAL ARIZONA RESOURCES, LLC, an Arizona limited liability company (“CAR”).

RECITALS

WHEREAS, the Company and CAR are parties to the Assignment Agreement dated as of October 27, 2021, (as the same may be amended, supplemented or otherwise modified from time to time, the “Assignment Agreement”) by and among CAR, Presidio Group Inc., Gold Coast Mining Inc., Russell Mining Inc., the Company and Mesa Cobre Holding Corporation (“Mesa Cobre”), pursuant to which CAR has agreed to assign to Mesa Cobre, and Mesa Cobre has agreed to accept, all of CAR’s rights, titles, duties, interest and obligations under the CAR Santa Cruz Agreements, for consideration comprised of cash and certain newly issued shares of Common Stock to be issued by the Company to CAR upon the completion of an IPO or (if sooner) upon the first anniversary of the date hereof (the shares so issuable to CAR, collectively, the “CAR Shares”).

WHEREAS, as required by Article 5 of the Assignment Agreement, the Company and CAR wish to enter into this Agreement for the purpose of providing the Investors with certain registration rights with respect to the CAR Shares, as set forth below.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, their heirs, executors, administrators, successors and assigns, do hereby covenant and agree as follows:

ARTICLE 1

CERTAIN DEFINED TERMS

As used in this Agreement, the following additional terms, not defined elsewhere, have the meanings herein specified:

“Affiliate” means a Person that is controlled by, that controls, or that is under common control with, a particular Person. For purpose of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Assignment Agreement” has the meaning set forth in the recitals hereto.

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“Board” means the board of directors of the Company.

“Business Day” means any day of the year on which banking institutions in New York, New York, USA are open to the public for conducting business and are not required or authorized to close.

“CAR Santa Cruz Agreements” has the meaning ascribed to it in the Assignment Agreement.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Securities” means, collectively, (a) the CAR Shares, (b) other shares of Common Stock, if any, acquired by any Investor prior to the IPO, and (c) any shares of Common Stock or other securities of the Company issued as a split, stock dividend or similar distribution or event with respect to, in exchange for, or in replacement of, any of the securities described in clause (a) or (b) above.

“Commission” means the Securities and Exchange Commission or any successor agency of the United States federal government serving a similar function.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“CAR Shares” has the meaning set forth in the recitals hereto.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Investors” means, collectively, CAR and each Permitted Transferee of CAR (or of any other Investor) that becomes an owner of Company Securities and agrees by its execution and delivery of a Joinder to be bound as an Investor by all the terms and provisions hereof.

“IPO” has the meaning ascribed to it in the Assignment Agreement.

“Joinder” means a counterpart of this Agreement, in the form of Exhibit A hereto, whereby a Permitted Transferee of Company Securities agrees to bind itself as an Investor to the terms and provisions of this Agreement.

“Lock-up Period” has the meaning set forth in Section 2.7.

“Mesa Cobre” has the meaning set forth in the recitals hereto.

“Permitted Transferee” means (i) with respect to an entity, such entity’s Affiliates, (ii) with respect to a partnership, such partnership’s partners or redeeming partners in accordance with their respective partnership interests, (iii) with respect to a limited liability company, such limited liability company’s members or redeeming members in accordance with their respective membership interests, (iv) with respect to a corporation, such corporation’s stockholders in accordance with their respective equity interests in the corporation, and (v) with respect to a natural person, such person’s spouse, ancestors, descendants or siblings (natural or adopted) and the ancestors, descendants or siblings (natural or adopted) of such person’s spouse (all of the foregoing collectively referred to as “family members”) or a custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such person or any such family members, or (vi) any recipient of a bona fide gift to a charitable or tax-exempt organization as approved by the Board.

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“Person” means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock corporation, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof, or any other entity.

“Registrable Securities” means all CAR Shares owned by an Investor or its Permitted Transferees, including any shares of Common Stock issued as a split, stock dividend or similar distribution or event with respect to, in exchange for, or in replacement of, any of the CAR Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are distributed to the public pursuant to and in compliance with Rule 144 (or any similar provision then in effect) under the Securities Act, or (iii) such Registrable Securities become eligible for sale to the public without restriction under the Securities Act in accordance with Rule 144.

“Registration Filing Period” means the forty-five (45)-day period following the earliest of of (a) the six-month anniversary of the closing date of the IPO, (b) the expiration date of the Lock-up Period and (c) the six-month anniversary of the first date as of which the Company becomes subject to the periodic reporting requirements of the Exchange Act (other than by reason of the IPO).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Period” has the meaning set forth in Section 2.2.

“Shelf Registration” has the meaning set forth in Section 2.1(a).

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

ARTICLE 2

REGISTRATION RIGHTS

2.1            Shelf Registration.

(a)            If, at any time prior to the second anniversary of the date hereof, either (i) an IPO occurs or (ii) the Company otherwise becomes subject to the periodic reporting requirements of the Exchange Act, then the Company shall use its best efforts to prepare and file with the Commission, during the Registration Filing Period, a shelf registration statement pursuant to Rule 415 under the Securities Act on the then applicable form or any successor form (a “Shelf Registration Statement”) relating to the offer and sale of Registrable Securities held by the Investors from time to time hereunder in accordance with the method(s) of distribution elected by the Investors, and the Company shall use its best efforts to cause such Shelf Registration Statement to become effective under the Securities Act as soon as reasonably practicable thereafter. Any such registration pursuant to this Section 2.1(a) shall hereinafter be referred to as a “Shelf Registration.”

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(b)            Notwithstanding anything in this Agreement to the contrary, in the event that, the Company determines (based on written advice of its counsel) that, as of the last day of the Registration Filing Period, all Registrable Securities shall have ceased to be such pursuant to the second sentence of the definition of “Registrable Securities”, the Company shall not be required to file the Shelf Registration Statement and this Agreement shall terminate and be of no further force or effect.

2.2            Continued Effectiveness. Subject to Section 2.3(c), the Company shall use its best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming part of the Shelf Registration Statement to be usable by a seller until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act; and (ii) the first date as of which the Investors no longer hold any Registrable Securities (such period of effectiveness, the “Shelf Period”). All registration rights granted under this Article 2 will terminate upon the expiration of the Shelf Period.

2.3            Registration Procedures. In connection with any Shelf Registration Statement filed with the Commission and kept effective by the Company pursuant to Sections 2.1 and 2.2, the Company shall:

(a)            furnish to each seller of Registrable Securities such number of copies of such Shelf Registration Statement, each amendment and supplement thereto, the prospectus included in such Shelf Registration Statement (including each preliminary prospectus and any supplements thereto) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(b)            use best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, (iii) consent to general service of process in any such jurisdiction or (iv) undertake such actions in any jurisdiction other than the states of the United States of America and the District of Columbia);

(c)            notify each seller of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall supplement or amend such Shelf Registration Statement (if required by the registration form used by the Company for such Shelf Registration Statement, by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder) and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, however, that each seller shall, immediately upon receipt of any notice from the Company of the happening of any event of the kind described in this paragraph (c), forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until (i) the Commission has declared any post-effective amendment to the Shelf Registration Statement effective, if necessary, and (ii) the seller has received copies of the supplement or amendment of the prospectus prepared in accordance with this paragraph (c), and, if so directed by the Company, each seller shall deliver to the Company all copies, other than permanent file copies then in the seller’s possession, of the prospectus covering Registrable Securities current at the time of receipt of such notice;

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(d)            use its best efforts to cause the Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed, or, if the Common Stock is not so listed, to be listed on an exchange or quoted on an electronic inter-dealer quotation system on which the securities of issuers engaging in businesses similar to that of the Company, as determined by the Board, are listed or quoted;

(e)            provide a transfer agent and registrar for the Registrable Securities not later than the effective date of the Shelf Registration Statement;

(f)            make available for inspection by any seller of Registrable Securities and any attorney, accountant or other agent retained by any such seller, all financial statements and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, attorney, accountant or agent in connection with the Shelf Registration Statement;

(g)            permit any holder of Registrable Securities which holder, in the Company’s judgment, might be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of the Shelf Registration Statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included therein;

(h)            to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, include in the Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner) in order to ensure that any Investor may be added to the Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment; and

(i)            if the Shelf Registration Statement has not been effective for the Shelf Period, in the event of the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, promptly use best efforts to obtain the withdrawal of such order. If any holder is identified in the Shelf Registration Statement as a holder of any securities of the Company and if in its sole and exclusive judgment such holder is or might be deemed to be a controlling Person of the Company, such holder shall have the right to require (i) to the extent permitted by law, the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, and (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided, that such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

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2.4            Company Information Requests. The Company may require any Investor or Permitted Transferee to furnish to the Company such information regarding the distribution of Registrable Securities and such other information relating to such Investor or Permitted Transferee and its ownership of Registrable Securities or other securities of the Company as the Company may from time to time reasonably request in writing, and the Company may exclude from the Shelf Registration the Registrable Securities of each Investor or Permitted Transferee who fails to furnish such information within a reasonable time after receiving such written request. Each Investor and Permitted Transferee shall furnish such information to the Company and otherwise cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

2.5            Expenses. All expenses incident to the Company’s performance of or compliance with this Article 2, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company, and the reasonable fees and expenses of one counsel to the Investors holding Registrable Securities (such counsel fees not to exceed US$20,000) shall be borne by the Company. Any underwriting discounts and commissions relating to Registrable Securities shall be borne by the sellers of the Registrable Securities sold pursuant to the Shelf Registration Statement.

2.6            Indemnification.

(a)            The Company shall indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors, managers, managing members and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses resulting from (i) any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement or any prospectus or preliminary prospectus included therein, or in any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any other violation by the Company of the Securities Act or other laws relating to the Shelf Registration, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Shelf Registration Statement or any prospectus or preliminary prospectus included therein or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. Notwithstanding anything in this Agreement to the contrary, the obligations of the Company under this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

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(b)            Each holder of Registrable Securities shall severally indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement or any prospectus or preliminary prospectus included therein or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information furnished in writing to the Company by such holder expressly for use therein, provided that in no event shall the indemnity provided for in this Section 2.6(b) exceed the gross proceeds from the offering received by the indemnifying holder.

(c)            Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)            If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a holder of Registrable Securities hereunder exceed the net proceeds from the offering received by such holder.

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2.7            Lock-Up.

(a)            Each Investor holding Registrable Securities shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Company Securities held by such holder during the period (the “Lock-up Period”) commencing on the effective date of the registration statement for an IPO and ending on the date specified by the Company or the managing underwriter of such IPO (it being understood that the Lock-up Period shall not in any event exceed 180 days). The obligations described in this Section 2.7 shall not apply to a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each certificate or other document representing Company Securities with the legend set forth in Section 2.7(b) or a substantially similar legend with respect to Company Securities subject to the foregoing restriction until the end of the Lock-up Period. Each holder of Registrable Securities agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.7.

(b)            The Company may stamp each certificate or other document representing Company Securities with the following legend or a substantially similar legend with respect to Company Securities subject to the restriction set forth in Section 2.7(a) until the end of the Lock-up Period:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS ON TRANSFER SPECIFIED IN THE REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER             , 2021, BY AND AMONG THE COMPANY AND THE OTHER PARTY(IES) THERETO, AS THE SAME MAY BE AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.”

2.8            Termination and Effective Termination. This Agreement shall terminate on the earliest of (a) the second anniversary of the date hereof, provided that prior to such date (i) the IPO has not occurred and (ii) the Company has not otherwise become subject to the periodic reporting requirements of the Exchange Act, (b) the date determined by the Company in accordance with Section 2.1(b) (based on written advice of its counsel) and (c) the first date as of which the Investors no longer hold any Registrable Securities, except in each case for the provisions of Section 2.6, which shall survive any such termination of this Agreement. No termination of this Agreement shall relieve any Person of liability for breach of Section 2.5 for expenses incurred prior to termination.

ARTICLE 3

MISCELLANEOUS PROVISIONS

3.1            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall serve as an original of the party executing the same, but all of which shall constitute but one and the same Agreement.

3.2            Binding Agreement. This Agreement shall be binding upon the parties hereto, their heirs, administrators, executors, successors and assigns, and the parties hereto do covenant and agree that they themselves and their heirs, executors, administrators, successors and assigns shall execute any and all instruments, releases, assignments, and consents that may be required of them in accordance with the provisions of this Agreement.

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3.3            Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.

3.4            Other Interpretive Matters. For purposes of this Agreement, (a) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded, and if the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day, (b) unless the context otherwise requires, all references in this Agreement to any “Article,” “Section,” “Schedule” or “Exhibit” are to the corresponding Article, Section, Schedule or Exhibit of this Agreement, and (c) the word “including,” or any variation thereof, means “including without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

3.5            Singular and Plural. As used herein, the singular shall include the plural, the plural shall include the singular and any use of the male, female or neuter gender shall include the other genders, all wherever the same shall be applicable and when the context shall admit or require.

3.6            Enforceability. The determination by a court of competent jurisdiction that any particular provision of this Agreement is unenforceable or invalid shall not affect the enforceability of or invalidate the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been part hereof and were omitted from this Agreement. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties as closely as possible, so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

3.7            Waivers. Any waiver, permission, consent or approval of any kind or nature by any party hereto, of or with respect to any breach or default under this Agreement, and any other waiver of any provision of this Agreement by any party hereto, must be in writing and shall be effective only in the specific instance and for the specific purpose given, and shall be effective only to the extent in such writing specifically set forth, and the same shall not operate or be construed as a waiver of any subsequent breach or default by any party hereto, including the party to whom originally given.

3.8            Amendments. This Agreement may be amended, modified or waived in whole or in part only by a writing signed by holders of Registrable Securities that, as of the effective date of such amendment, modification or waiver, own a majority of the Registrable Securities then outstanding, and by the Company. Each such amendment, modification or waiver shall be binding upon each party hereto.

3.9            Notices. Any notice required or permitted hereunder shall be given in writing, addressed to the notice recipient at the address shown on Schedule A hereto. If the Company is the notice recipient, the notice shall be copied via email to the Company’s Corporate Secretary at the email address noted on Schedule A. The notice shall be sent by first class mail, postage prepaid, return receipt requested, by nationally recognized overnight parcel delivery service for next day delivery, by facsimile or other electronic communication; or by hand delivery with a receipt confirmation requested. Notice given in accordance with this paragraph shall be presumed to have been delivered and received five (5) days after mailing if sent by first class mail, one day after mailing if sent for next day delivery by overnight parcel delivery service, and on the day of delivery if by facsimile or other electronic communication or hand delivered.

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3.10          Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof.

3.11          Assignment of Rights.

The rights of the Investors hereunder may be assigned (but only with all related obligations as set forth below) in connection with a transfer of Company Securities to a Permitted Transferee of the Investor; provided, however, that (i) the transferor shall, not less than ten (10) days prior to such transfer, furnish the Company with written notice of the name and address of such Permitted Transferee and the Registrable Securities with respect to which such registration rights are being assigned; and (ii) such Permitted Transferee shall acquire such Registrable Securities in a transaction that complies with the Securities Act and all other applicable laws and shall agree to be subject to all applicable restrictions set forth in the Assignment Agreement and this Agreement. Without prejudice to any other or similar conditions imposed hereunder with respect to any such transfer, no assignment permitted under the terms of this Section 3.11 will be effective unless the Permitted Transferee to which the assignment is being made, if not an Investor, has delivered to the Company an executed copy of the Joinder. For the avoidance of doubt, no assignment, transfer or other disposition of Company Securities may be made by any Investor unless the transferee agrees in writing to be bound by the provisions of Section 2.7.

3.12          Regulation S.

Notwithstanding anything in this Agreement to the contrary, none of the Investors or their respective Permitted Transferees will offer, sell or otherwise dispose of any CAR Shares in the United States or to a U.S. Person (as defined in Rule 902(k) of Regulation S under the Securities Act) unless such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or the Commission has declared effective a registration statement in respect of such CAR Shares.

3.13          Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, permitted assigns, heirs, executors and administrators of the parties to this Agreement.

3.14          Stock Splits, Etc. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination, recapitalization of shares or membership interests or other similar transaction occurring after the date of this Agreement.

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3.15          Remedies. Each party hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

3.16          Governing Law. This Agreement shall be deemed to be a contract governed by the laws of the State of Delaware and shall for all purposes (whether in contract or in tort) be construed in accordance with the laws of such state, without reference to the conflicts of laws provisions thereof.

3.17          Submission to Jurisdiction. The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware sitting in New Castle County over any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts. The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of such action or proceeding brought in such court or any claim that such action or proceeding brought in such court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably consents to process being served by any party to this Agreement in any action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 3.9.

3.18          Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.19          Representations and Warranties. Each party hereto represents and warrants to each other party hereto that (a) it is authorized to execute this Agreement, (b) it has full power and authority to enter into this Agreement and perform its obligations hereunder, (c) this Agreement is duly executed and delivered by it and constitutes the valid and binding agreement of such party, enforceable against such party in accordance with its terms, and (d) it has full knowledge of the terms of this Agreement and has consented to this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed, by their duly authorized officers or managers, as of the same day and year first above written.

IVANHOE ELECTRIC INC.

By:	/s/ Eric J. Finlayson
Name:	Eric J. Finlayson
Title:	President

CENTRAL ARIZONA RESOURCES, LLC

By:
Name:
Title:	Managing Member

[Signature page to Registration Rights Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of __ 20____, is entered into by and between IVANHOE ELECTRIC INC., a Delaware corporation (the “Company”), and  _____________ (“Joining Party”).

RECITALS

WHEREAS, the Company and certain other parties are parties to a Registration Rights Agreement dated as of [•], 2021 (the “Registration Rights Agreement”);

WHEREAS, in accordance with the terms of the Registration Rights Agreement, upon the transfer or sale of any Company Securities, the transferee must join the Registration Rights Agreement as a party thereto;

WHEREAS, ____________ has transferred Company Securities to Joining Party pursuant to  __________; and

WHEREAS, Joining Party agrees to be bound by the Registration Rights Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.            All defined terms used but not otherwise defined herein have the meanings ascribed to such terms in the Registration Rights Agreement.

2.            Joining Party acknowledges receipt of a copy of the Registration Rights Agreement and, after review and examination thereof, agrees to be bound as an Investor by all the terms and provisions thereof.

3.            The Company hereby (a) accepts Joining Party’s agreement to be bound as an Investor by the Registration Rights Agreement and (b) agrees that the Registration Rights Agreement is hereby amended to include Joining Party as a party thereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder Agreement as of the day and year first above written.

IVANHOE ELECTRIC INC.

By:
Name:
Title:

[JOINING PARTY]

By:
Name:
Title: